Exhibit 4.2

                   THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR (D) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON JUNE 16, 2009 (THE "EXPIRATION DATE").

VITALSTREAM HOLDINGS, INC.

FINDER'S WARRANT

                   For VALUE RECEIVED, Think Equity Partners LLC (the "Warrantholder") is entitled to purchase, subject to the provisions of this Warrant, from VitalStream Holdings, Inc., a Nevada corporation (the "Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $0.80 (the exercise price in effect being herein called the "Warrant Price"), 543,198 shares ("Warrant Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

                   Section 1.     Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

                   Section 2.      Transfers. This Warrant may be transferred only as permitted by the legend on the top of the first page of this Warrant. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if reasonably required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

                   Section 3.      Exercise of Warrant.

                    (a)      Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time prior to its expiration upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for the number of Warrant Shares then being purchased, or, at any time the re-sale of the Warrant Shares is registered under the Securities Act of 1933, as amended, a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of the Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in Los Angeles are open for the general transaction of business.

                    (b)      At any times the re-sale of the Warrant Shares is not registered under the Securities Act of 1933, as amended, this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Warrantholder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the closing price of the Common Stock on the principal United States market for the Common Stock on the trading day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

                   Section 4.      Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the reasonable opinion as to any such security that such legend is not required under applicable federal and state securities laws.

                   Section 5.      Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state and other law, if any such tax is due.

                   Section 6.      Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

                   Section 7.      Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, free and clear of any liens or encumbrances other than liens or encumbrances arising under the Securities Act of 1933, as amended, or caused by acts or omissions of the Warrant holder.

                   Section 8.      Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                                       (a)      If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

                                       (b)      If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                                       (c)      In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as reasonably determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the Principal Market (as defined in the Purchase Agreement), the closing sale price of one share of Common Stock on the Principal Market on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on the Principal Market on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on or quoted on the Principal Market, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed or quoted on the Principal Market, the Board of Directors of the Company shall respond promptly (but in any event within three (3) business days), in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

                                       (d)      An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                                       (e)      In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

                   Section 9.     Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

                   Section 10.       [reserved]

                   Section 11.      Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

                   Section 12.      Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price (and in any event within ten (10) business days thereafter), the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

                   Section 13.      Identity of Transfer Agent. The Transfer Agent for the Common Stock is Progressive Transfer Company. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

                   Section 14.      Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

If to the Company:

VitalStream Holdings, Inc. One Jenner, Suite 100 Irvine, California 92618 Attention: General Counsel Fax: (949) 453-8686

With a copy to:

Stoel Rives LLP 201 South Main Street Suite 1100 Salt Lake City, Utah 84111 Attn: Bryan Allen Facsimile: (801) 578-6999

                   Section 15.      Registration Rights.

                                       (a)      Demand Registration Rights. The Company has entered into a Registration Rights Agreement dated June 14, 2004 (the "Registration Rights Agreement") pursuant to which the Company is required to file a registration statement under the Securities Act (the "PIPE Resale Registration Statement") registering the re-sale of the shares of Common Stock issued in a private placement that closed on June 16, 2004. The Company shall register the Warrant Shares in the PIPE Resale Registration Statement and maintain the registration of the Warrants shares under the PIPE Resale Registration Statement until the earlier to occur of (i) the Expiration Date, and (ii) the date the Warrant Shares may be re-sold by the Warrantholder pursuant to Rule 144(k) promulgated under the Securities Act (the "Registration Expiration Date").

                                       (b)      Piggyback Registration Rights. If at any time prior to the Registration Expiration Date that the re-sale of the Warrant Shares are not registered under the Securities Act, the Company proposes to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating to employee benefit plans or corporate reorganizations or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Shares, the Company will:

                    (i)      Promptly give to the Warrantholder written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                    (ii)      Use commercially reasonable efforts to include in such registration all the Warrant Shares specified in a written request made by any Holder within ten (10) days after the date of delivery of the written notice from the Company described in clause (i) above.

If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to the registration statement, then the Company may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among all shareholders who request to include shares in such registration statement according to the number of securities of each such shareholder requested to be included in such registration statement. Notwithstanding anything to the contrary in this Section 15, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 15 if effecting such registration, qualification or compliance would result in a breach of the Registration Rights Agreement or the Second Amended and Restated Registration Rights Agreement dated June 14, 2004 among the Company and the parties thereto.

                                       (c)      Registration Related Obligations.

                    (i)      All registration expenses incurred in connection with any registration pursuant to Section 15 shall be paid by the Company. All selling expenses and attorneys fees for the Warrantholder incurred in connection with any such registration shall be borne by the Warrantholder.

                    (ii)      In the case of each registration effected by the Company pursuant to Section 15, the Company will:

                    (A)      keep the Warrantholder (if the Warrantholder's Warrant Shares are included in such registration) advised in writing as to the initiation of each registration and as to the completion thereof;

                    (B)      use commercially reasonable efforts to keep such registration continuously effective until the Registration Expiration Date and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Securities Act and applicable state securities laws;

                    (C)      use commercially reasonable efforts to (I) prevent the issuance of any stop order or other suspension of effectiveness and, (II) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment

                    (D)      if applicable, list all Warrant Shares covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

                    (E)      immediately notify the Warrantholder (if the Warrantholder's Warrant Shares are included in such registration), at any time when a Prospectus relating to Warrant Shares is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Warrant Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                    (F)      otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, and take such other actions as may be reasonably necessary to facilitate the registration of the Warrant Shares hereunder; and

                    (iii)      With a view to making available to the Warrantholder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Warrantholder to sell shares of Common Stock to the public without registration, the Company covenants and agrees to:

                    (A)      make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (I) six months after such date as all of the Warrant Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (II) such date as all of the Warrant Shares shall have been resold;

                    (B)      file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and

                    (C)      furnish to Warrantholder upon request, as long as Warrantholder owns any Warrant Shares, (I) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (II) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (III) such other information as may be reasonably requested in order to avail Warrantholder of any rule or regulation of the SEC that permits the selling of any such Warrant Shares without registration.

                    (iv)      use commercially reasonable efforts to register or qualify the Warrant Shares covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling Warrantholder may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the distribution in such jurisdictions of the Warrant Shares covered by the Registration Statement; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration; and

                    (v)      furnish such number of prospectuses, including a preliminary prospectus, and all amendments and supplements thereto, and other documents incident thereto as the Warrantholder from time to time may reasonably request.

                                       (d)      Indemnification.

                    (i)      Indemnification by the Company. The Company will indemnify and hold harmless Warrantholder and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls Warrantholder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Warrant Shares under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (C) the omission or alleged omission to state in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; or (D) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration and will reimburse Warrantholder, and each such officer, director, member, employee or agent and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Warrantholder or its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls Warrantholder within the meaning of the 1933 Act, specifically for use in, or under circumstances in which it is reasonable to infer such person should have known the Company would use such information in, such Registration Statement or Prospectus.

                    (ii)      Indemnification by the Warrantholder. In connection with any registration pursuant to the terms of this Agreement, Warrantholder will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Warrant Shares or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading in light of the circumstances then existing, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished by Warrantholder to the Company specifically for inclusion in, or under circumstances in which it is reasonable to infer such person should have known the Company would use such information in, such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of Warrantholder be greater in amount than the dollar amount of the net proceeds (net of all expense paid by Warrantholder in connection with any claim relating to this Section 15(d) and the amount of any damages Warrantholder has otherwise been required to pay by reason of such untrue statement or omission) received by Warrantholder upon the sale of the Warrant Shares included in the Registration Statement giving rise to such indemnification obligation (or that could be received by such Investor upon the sale of the Registrable Securities included in such Registration Statement at fair market value on the date of determination of liability to the extent any Registrable Securities remain unsold).

                    (iii)      Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (A) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (I) the indemnifying party has agreed to pay such fees or expenses, or (II) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (III) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice promptly as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice promptly shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, not to be unreasonably withheld, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                    (iv)      Contribution. If for any reason the indemnification provided for in the preceding paragraphs (i) and (ii) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Warrant Shares be greater in amount than the dollar amount of the net proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 15(d) and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Warrant Shares giving rise to such contribution obligation (or that could be received by such Investor upon the sale of the Registrable Securities included in such Registration Statement at fair market value on the date of determination of liability to the extent any Registrable Securities remain unsold).

                   Section 16.      Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

                   Section 17.      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the state or federal courts located in the State of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                   Section 18.      No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

                   Section 19.      Amendment; Waiver. Any term of this Warrant may be amended or waived only by a written instrument executed by the Warrantholder and the Company.

                   Section 20.      Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[signature page follows]

                   IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 16th day of June, 2004.

VITALSTREAM HOLDINGS, INC.

By:	/s/ Paul Summers

Name:	Paul Summers
Title:	President & Chief Executive Officer

[Signature Page to Warrant]

APPENDIX A

VITALSTREAM HOLDINGS, INC.

WARRANT EXERCISE FORM

To VitalStream Holdings, Inc.:

                   The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (the "Warrant") for, and to purchase thereunder and surrender of the Warrant, _______________ shares of Common Stock (the "Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

_______________________________ Name _______________________________ Address _______________________________ _______________________________ Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address, or (electronically (provide DWAC instructions:__________________), or (other (specify): ______________________________________).

With this notice, the undersigned has tendered in lawful money of the United States an aggregate amount of $___________________.

Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such portion of the Warrant Shares as is necessary to exercise the Warrant with respect to the number of Warrant Shares set forth above, in accordance with the formula set forth in subsection 3(b).

                   If the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

[signature page follows]

Dated: ___________________, ____

Note: The signature must correspond with
the name of the Warrantholder as written
on the first page of the Warrant in every
particular, without alteration or enlargement
or any change whatever, unless the Warrant
has been assigned.

Signature:__________________________

______________________________
Name (please print)
______________________________
______________________________
Address
______________________________
Federal Identification or
Social Security No.

Assignee:
______________________________
______________________________
______________________________

[Signature Page to Warrant Exercise Form]